BOWLIN

      Outdoor Advertising and Travel Centers Incorporated and Subsidiaries


                 Schedule of Computation of Earnings per Share

                                                     Years ended January 31,
                                                     -----------------------

                                                      1995               1996
                                                      ----               ----


Net Earnings                                      $   468,956         $  383,619
                                                  ===========         ==========
Weighted average common shares outstanding          3,365,959          3,363,683

Net Earnings per Share                            $      0.14         $     0.11
                                                  ===========         ==========



                                                    Six months ended July 31,
                                                    -------------------------

                                                      1995               1996
                                                      ----               ----


Net Earnings                                      $   297,024         $  494,969
                                                  ===========         ==========
Weighted average common shares outstanding          3,367,568          3,433,939

Net Earnings per Share                            $      0.09         $     0.14
                                                  ===========         ==========


Note: Fully diluted earnings per share is equivalent to primary earnings per share.